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                                                                    EXHIBIT 99.2

       REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULES

TO THE BOARD OF DIRECTORS OF GALEN HOLDINGS PLC

     Our audit of the US GAAP consolidated financial statements referred to in our report dated January 25, 2001 appearing in this Form F-1 of Galen Holdings PLC also included an audit of the financial statement schedules listed in Item 8(b) of this Form F-1. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers

Belfast
Northern Ireland
January 25, 2001

                                       (vi)